EXHIBIT 10.13(i)

DBT BIOPHARMACEUTICALS INC.

2004 STOCK INCENTIVE PLAN

DBT BIOPHARMACEUTICALS INC.

2004 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this DBT Biopharmaceuticals Inc. 2004 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees of and Consultants (as defined below) to and Non-Employee Directors (as defined below) of the Company and its Affiliates (as defined below) stock options, restricted stock and other stock-based awards, thereby creating a means to raise the level of stock ownership by such individuals to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1         “Acquisition Events” has the meaning set forth in Section 4.2(d).

2.2         “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

2.3         “Award” shall mean any Award under this Plan of any Stock Option, Restricted Stock or Other Stock-Based Award. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4         “Board” means the Board of Directors of the Company.

2.5         “Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities in any material respect for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6         “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.7         “Committee” means (a) prior to the Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board and (b) following the Registration Date, a committee or subcommittee appointed from time to time by the Board which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3; provided, however, that if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 such noncompliance shall not affect the validity of grants, interpretations or other actions of the Committee. With respect to the application of the Plan to Non-Employee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if, and to the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

2.8         “Common Stock” means the common stock, $.01 par value per share, of the Company.

2.9         “Company” means DBT Biopharmaceuticals Inc., a Delaware corporation, and its successors by operation of law.

2.10       “Consultant” means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates securities.

2.11       “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of an Award (or where there is such an agreement but it does not define “disability” or words of like import), termination as a result of a permanent and total disability as defined in Section 22(e)(3) of the Code, provided that a Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of an Award that defines “disability” (or words of like import), “disability” as defined under such agreement.

2.12       “Effective Date” means the effective date of this Plan as defined in Article XIII.

2.13       “Eligible Employee” means each employee of the Company or an Affiliate.

2.14       “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.15       “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market; or (b) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.; or (c) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. If the Common Stock is not readily tradable on a national securities exchange. The Nasdaq Stock Market or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee. Notwithstanding anything herein to the contrary, for purposes of granting Incentive Stock Options, “Fair Market Value” means the price for Common Stock set by the Committee in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average of prices of the Common Stock reported on the principal national securities exchange on which it is then traded during a reasonable period designated by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of the grant.

2.16       “Family Member” means “family member” as defined in Rule 701 under the Securities Act or, following the filing of a Form S-8 pursuant to the Securities Act with respect to the Plan, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Rule 701 under the Securities Act or in Section A1(5) of the general instructions of Form S-8, as applicable.

2.17       “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.18       “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.19       “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.20       “Other Stock-Based Award” means an Award of Common Stock and other awards (including awards of cash) made pursuant to Article VIII that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.21       “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.22       “Participant” means any Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted under this Plan.

2.23       “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association joint-stock company, trust, incorporated organization, or governmental, regulatory or other entity.

2.24       “Plan” means this DBT Biopharmaceuticals Inc 2004 Stock Incentive Plan, as amended from time to time.

2.25       “Registration Date” means the first date (a) on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company are registered under Section 12 of the Exchange Act.

2.26       “Restricted Stock” means an Award of Common Stock under this Plan that is subject to Article VII.

2.27       “Restriction Period” shall have the meaning set forth in Section 7.1.

2.28       “Retirement” means a Termination of Employment or Termination of Consultancy for any reason other than for Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection (other than a Termination for Cause) on or after a Participant has attained age 65 or, with the consent of the Board, before age 65 but after age 50.

2.29       “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.30       “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.31       “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants under Article VI.

23.2       “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.33       “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.34       “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.35       “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, Eligible Employee or Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.36       “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.37       “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, Consultant or Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.38       “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or no value and whether voluntarily or involuntarily (including by operation of law), “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1         The Committee. The Plan shall be administered and interpreted by the Committee.

3.2         Grants of Awards. The Committee shall have full authority to grant Awards to Eligible Employees, Consultants and Non-Employee Directors pursuant to the terms of this Plan. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant. In particular, the Committee shall have the authority:

(a)          to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)          to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c)        to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)        to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof and any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)        to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or restricted stock under Section 6.3(d);

(f)         to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Stock Options under this Plan, provided that on and after the Registration Date senior executive officers and directors are not eligible to receive such loans, and provided further, that all outstanding loans shall be repaid before the Registration Date;

(g)        to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h)        to determine whether to require an Eligible Employee, Non-Employee Director or Consultant, as a condition of the granting of any Option, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of the Stock Option;

(i)         to modify, extend or renew a Stock Option, subject to Article X hereof; provided, however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

(j)         to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made; and

(k)        to authorize the addition of one of more appendices to the Plan to govern the administration of the Plan and Awards as applied to Participants residing in, or otherwise subject to the laws of, jurisdictions outside of the United States, to the extent the Committee deems necessary or desirable to reflect local law or custom.

3.3         Guidelines. Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws and may impose any limitations and restrictions that it deems necessary to comply with the applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4         Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5         Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6         Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.7         Designation of Consultants/Liability. (a)   The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

   (b)     The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 3.7 above shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.8         Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1        Shares. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards (including, without limitation, Incentive Stock Options) may be granted under this Plan shall not exceed 13,750 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option shall again be available for the purposes of Awards under this Plan. If Restricted Stock or an Other Stock-Based Award is forfeited for any reason, the number of forfeited shares of Restricted Stock or shares subject to an Other Stock-Based Award shall again be available for purposes of Awards under the Plan. If any Award expires, terminates or is cancelled, forfeited or repurchased, the number of shares of Common Stock underlying such Awards shall not count against the limits in the second sentence of this Section 4.1. In addition, in determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or so reduced shall be available for purposes of Awards under this Plan.

4.2          Changes.

(a)         The existence of this Plan and the Award granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)         Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, or other change in capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under this Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)          Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at the time of such adjustment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No fractional shares of Common Stock shall be issued under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)         In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), the Committee may, in its sole discretion, terminate all outstanding exercisable Awards, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3           Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1           General Eligibility. All Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards. Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.2           Incentive Stock Options. All Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options and other Awards under this Plan. Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3           General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director.

ARTICLE VI

STOCK OPTIONS

6.1           Stock Options. Each Stock Option granted hereunder shall be one of two types: (a) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (b) a Non-Qualified Stock Option.

6.2           Grants. Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. Notwithstanding any other provision of this plan to the contrary or any provision in an agreement evidencing the grant of a Stock Option to the contrary, any Stock Option granted to an Eligible Employee of an Affiliate (other than an Affiliate which is a Parent or a Subsidiary) shall be a Non-Qualified Stock Option.

6.3           Terms of Stock Options. Stock Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a)         Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided that the per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price per share shall be no less than 110% of the Fair Market Value of the Common Stock.

(b)         Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than 10 years after the date such Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)         Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)         Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under sub-section (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Committee specifying the number of shares to be acquired. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) to the extent permitted by law, if the Common Stock is traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)         Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f)         Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(g)        Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee.

(h)        Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i)          Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall deem appropriate.

ARTICLE VII

RESTRICTED STOCK

7.1          Awards of Restricted Stock. Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2          Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)         Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b)         Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)         Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the DBT Biopharmaceuticals Inc. (the “Company”) 2004 Stock Incentive Plan, and an Award agreement entered into between the registered owner and the Company dated ______________. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d)        Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e)         Rights as Stockholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f)          Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1          Other Awards. Other Stock-Based Awards (including, without limitation, restricted stock units and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to Article V of the Plan.

8.2          Committee. Subject to the provisions of the Plan, the Committee shall have the authority to determine the persons to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

8.3          Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)      Dividends. Unless otherwise determined by the Committee at the time of award, subject to the provisions of the Award agreement or grant letter and the Plan, the recipient of an Award under this Article VIII shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b)  Vesting. Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(c)  Waiver of Limitation. The Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to all or any portion of an Award under this Article VIII.

(d)  Price. Common Stock or Other Stock-Based Awards issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock or Other Stock-Based Awards purchased pursuant to a purchase right awarded under this Article VIII shall be priced as determined by the Committee. Subject to Section 4.3, the purchase price of shares of Common Stock or Other Stock-Based Awards may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value. The purchase of shares of Common Stock or Other Stock-Based Awards may be made on either an after-tax or pre-tax basis, as determined by the Committee; provided, however, that if the purchase is made on a pre-tax basis, such purchase shall be made pursuant to a deferred compensation program established by the Committee, which will be deemed a part of the Plan.

ARTICLE IX

NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY/DIRECTORSHIP

9.1          Non-Transferability

(a)     Except as otherwise specifically provided herein, no Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Shares of Restricted Stock or Other Stock-Based Awards may not be Transferred prior to the date on which shares are issued, or if later, the date on which any applicable restriction, performance or deferred period lapses. Any attempt to Transfer any such Award shall be void and immediately cancelled, and no Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person.

(b)     Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 9.1 is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Stock Option agreement. Any shares of Common Stock acquired upon the exercise of a Stock Option by a permissible transferee of a Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Stock Option shall be subject to the terms of this Plan and the Stock Option agreement, including, without limitation, the provisions of Article XI hereof.

9.2         Termination. The following rules apply with regard to the Termination of a Participant.

(a)          Rules Applicable to Stock Options. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter:

(i)          Termination by Reason of Death, Disability or Retirement. If a Participant's Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(ii)         Involuntary Termination Without Cause. If a Participant's Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(iii)         Voluntary Termination. If a Participant's Termination is voluntary (other than a voluntary termination described in Section 9.2(a)(iv)(2) below), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant's Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options.

(iv)         Termination for Cause. If a Participant's Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in sub-section (iii) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v)         Unvested Stock Options. Unless otherwise determined in an employment agreement or Award agreement, Stock Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination.

(b)          Rules Applicable to Restricted Stock and Other Stock-Based Awards. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant's Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Other Stock-Based Awards shall be forfeited.

ARTICLE X

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that if the Committee, in its sole discretion, determines that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may be adversely impaired, the consent of such Participant shall be required; and provided further, without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would: (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (other than due to an adjustment under Section 4.2); (ii) change the classification of individuals eligible to receive Awards under this Plan; (iii) decrease the minimum exercise price of any Stock Option; (iv) extend the maximum Stock Option period under Section 6.3; or (v) require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder's consent.

ARTICLE XI

COMPANY CALL RIGHTS; RIGHTS OF FIRST REFUSAL

11.1         Company Call Rights. (a) In the event of a Participant's Termination for Cause or a Participant's voluntary Termination within 90 days after the occurrence of an event that would be grounds for a Termination for Cause, the Company may repurchase from the Participant (or his or her transferee) any shares of Common Stock previously acquired by the Participant through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Awards granted under this Plan at a repurchase price equal to the lesser of (A) the original purchase price or exercise price (as applicable), if any or (B) the Fair Market Value of a share of Common Stock on the date of Termination or the date of repurchase, as selected by the Committee.

(b)            If the Company elects to exercise call rights under this Section 11.1, it shall do so by delivering to the Participant a notice of such election, specifying the number of shares to be purchased. Such closing shall take place at the Company's principal executive offices. At such closing, the Company shall pay the Participant the repurchase price as specified in this Section 11.1 in cash, or by cancellation of indebtedness of the Participant to the Company.

11.2         Transfer Limit. (a)   No Participant shall, directly or indirectly, prior to the Registration Date or such other date determined by the Committee. Transfer any shares of Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under this Plan prior to the Participant's Termination and expiration of the one-year period ending on the later of one year after (i) a Participant incurs a Termination other than for Cause or (ii) the date a Participant acquires shares of Common Stock upon the exercise of a Stock Option following his or her Termination for any reason other than for Cause (the “Transfer Restriction Period”). Notwithstanding the foregoing, the Participant shall have the right to Transfer such shares of Common Stock to a “Permissible Transferee” who takes the shares subject to the terms of the Plan and applicable Award agreement. Permissible Transferees shall mean Family Members.

(b)    After the Transfer Restriction Period, no Participant shall Transfer any Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under this Plan to any Person other than a Permissible Transferee unless in each such instance the Participant (or his or her estate or legal representative) shall have first offered to the Company the Common Stock proposed to be Transferred pursuant to a bona fide offer to a third party.

(c)            Notice of Proposed Transfer. Prior to any proposed Transfer of the Common Stock acquired through the exercise of a Stock Option or pursuant to Restricted Stock or Other Stock-Based Award under this Plan, the Participant shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed Transfer, including the number of shares of Common Stock, the name and address of the proposed Transferee (the “Proposed Transferee”) and, if the Transfer is voluntary, the proposed Transfer price, and containing such information necessary to show that the Participant has obtained a bona fide binding offer to Transfer the Common Stock for cash from a third party. The Participant shall provide a separate Transfer Notice with regard to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding and unconditional commitment of the Participant and the Proposed Transferee for the Transfer of the Common Stock to the Proposed Transferee for cash subject only to the right of first refusal specified herein.

(d)            Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary Transfer, the Company shall give the Participant written notice of the Participant's failure to comply with the procedure described herein, and the Participant shall have no right to Transfer the Common Stock without first complying with this procedure. The Participant shall not be permitted to Transfer the Common Stock if the proposed Transfer is not bona fide.

(e)            Exercise of Right of First Refusal. If the Company determines the proposed Transfer to be a bona fide Transfer, the Company shall have the right to repurchase all or any part of the shares of Common Stock at the proposed Transfer price per share, by delivering to the Participant (or his or her estate or legal representative) written notice of such exercise within 30 days after the date the Company has determined that the proposed Transfer is bona fide. The Company's exercise or failure to exercise the right of first refusal with respect to any proposed Transfer described in a Transfer Notice shall not affect the Company's right to exercise the right of first refusal with respect to any proposed Transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed Transfer to the same Proposed Transferee. If the Company exercises the right of first refusal, the Company and the Participant shall thereupon consummate the sale of the Common Stock to the Company within five days after the date the Company has decided to exercise the right of first refusal described herein (unless a longer period is offered by the Proposed Transferee). For purposes of the foregoing, cancellation of any indebtedness of the Participant to the Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.

(f)             Failure to Exercise Right of First Refusal. If the Company fails to exercise the right of first refusal with respect to any share of Common Stock within the period specified in sub-section (c) above, and the Company has not given notice to the Participant that the proposed Transfer is not a bona fide Transfer pursuant to sub-section (d) above, the Participant may conclude a Transfer to the Proposed Transferee of the Common Stock on the terms and conditions described in the Transfer Notice, provided such Transfer occurs not later than five days after the date the Company has determined not to exercise the right of first refusal described herein. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the Transfer of the Common Stock was actually carried out on the terms and conditions described in the Transfer Notice. No Common Stock shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed Transfer as bona fide. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer by the Participant (or his or her estate or legal representative), shall again be subject to the right of first refusal and shall require compliance by the Participant with the procedure described in this Section 11.2.

(g)            Assignment of Right of First Refusal. The Company shall have the right to assign the right of first refusal at any time, whether or not there has been an attempted Transfer, to one or more persons as may be selected by the Company, from time to time.

(h)            Application to Transferees. This Section 11.2 shall apply to any Permissible Transferee in the same manner as it applies to a Participant.

11.3         Alternative Call Rights and Rights of First Refusal. The Committee may provide in the applicable Award agreement alternative (or no) call rights and/or rights of first refusal at the time of grant (or, thereafter, if no rights of the Participant are reduced) as it may decide in its sole discretion. Notwithstanding anything herein to the contrary, if a Participant executes a stockholder's agreement (or similar agreement) that provides call rights and/or rights of first refusal, the provisions in the stockholder's agreement (or similar agreement) shall control to the extent they are inconsistent with this Article XI.

11.4         Effect of Registration. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Company shall cease to have rights pursuant to this Article XI on and after the Registration Date.

ARTICLE XII

GENERAL PROVISIONS

12.1         Legend. (a)   The Committee may require each person receiving shares pursuant to an Award granted under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

(b)    All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.2         Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3         No Right to Employment/Consultancy/Directorship. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

12.4         Taxes. (a) The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

(b)    Any statutorily required withholding obligation with regard to any Eligible Employee may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(c)    Participants are strongly encouraged to consult their own tax advisors with regard to the tax consequences of participation in the Plan in light of their personal circumstances.

12.5         Listing and Other Conditions.

(a)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock, and the right to exercise any Stock Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(b)    Upon termination of any period of suspension under this Section 12.5, an Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(c)    A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

12.6         Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award granted under this Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder's agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, a right of first refusal of the Company with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish. Such stockholder's agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder's agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement or other agreement.

12.7         Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

12.8         Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.9         Other Benefits. No Award granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.10       Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Award granted hereunder.

12.11       No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same in subsequent years.

12.12       Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

12.13       Section 16(b) of the Exchange Act. On and after the Registration Date, all elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

12.14       Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included; provided, however, that if the Company's call rights and rights of first refusal set forth in Article XI shall be held invalid or unenforceable, the Awards granted under the Plan shall be cancelled and terminated.

12.15       Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

12.16       Securities Act Compliance. Except as the Company or Committee shall otherwise determine, this Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act, and any provisions inconsistent with such Section or Rule of the Securities Act shall be inoperative and shall not affect the validity of the Plan.

12.17       Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

12.18       Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

12.19       Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

12.20       No Rights as Stockholder. Except as provided in Article VII with respect to Restricted Stock or Article VIII with respect to Other Stock-Based Awards, subject to the provisions of the Award agreement, no Participant or Permitted Transferee shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

ARTICLE XIII

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of this Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Delaware.

ARTICLE XIV

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date this Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may, and the Committee's authority to administer the terms of such Awards shall, extend beyond that date.

APPENDIX A – ISRAELI RESIDENTS

DBT BIOPHARMACEUTICALS, INC.
2004 STOCK INCENTIVE PLAN

1.   Special Provisions for Persons who are Israeli Residents

1.1   This Appendix (the “Appendix”) to the DBT Biopharmaceuticals, Inc. 2004 Stock Incentive Plan (the “Plan”) is effective as of __________, 2004 (the “Effective Date”).

1.2           The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes.

1.3   This Appendix applies with respect to Awards granted as (a) Stock Options and (b) Restricted Stock, where such Stock Options or shares of Restricted Stock are granted or issued under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Stock Options and shares of Common Stock that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO and Section 102.

1.4   The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2.    Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them under Section 2 of the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(l) Option” means an Option which is subject to taxation pursuant to Section 3(1) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which income resulting from the sale of Common Stock derived from Options is taxed as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section l02(b)(1) of the ITO pursuant to which income resulting from the sale of Stock derived from Options is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“l02 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” means any “employing Company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the ITO.

“Election” means the Company’s choice of the type (as between capital gains track or ordinary income track) of 102 Trustee Grants it will make under the Plan, as filed with the ITA.

“Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

“Fair Market Value” shall have the meaning ascribed to it in the Plan; provided, however, that with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authorities.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Options or Common Stock granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted.

“Rules” means the Income Tax Rides (Tax benefits in Stock Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including most recently by the Law Amending the Income Tax Ordinance (Number 132) 2002, effective as of January 1, 2003.

“Shares” means shares of Common Stock, including Restricted Stock or shares of Common Stock issues upon exercise of Stock Options.

“Stock Options” means a Non-Qualified Stock Option granted pursuant to the terms and conditions of the Plan and the Appendix.

“Trustee” means a person designated by the Board to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.    Types of Awards and Section 102 Election

3.1   Awards made pursuant to Section 102, whether as grants of Stock Options or as issuances of Common Stock under the Plan, shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Options or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Options. The Company's Election regarding the type of 102 Trustee Grant it chooses to make has to be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants at any time.

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3.2   Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants. Participants who are not Eligible 102 Participants may be granted only 3(I) Options under this Appendix.

3.3   No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the requisite filings required by the ITO and the Rules have been made with the ITA.

3.4   The option agreement or documents evidencing the Options granted or Shares issued pursuant to the Plan and this Appendix shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(I) Grant; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.    Terms And Conditions Of 102 Trustee Options

4.1   Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to this Section 4.

4.2   Each 102 Trustee Grant granted to an Participant and each certificate for shares of Common Stock acquired pursuant to the exercise of a Stock Option or issued directly as Restricted Stock shall be issued to and registered in the name of a Trustee and shall be held in trust for the benefit of the Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Option and any such shares, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Options or shares issued upon exercise of such Option prior to the full payment of the Participant's tax liabilities.

4.3   Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan, this Appendix or any agreement that is not consistent therewith. Any provision of the ITO and any approvals by the Income Tax Commissioner not expressly specified in this ISOP or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Participant. The Trustee and the Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.

4.4   During the Restricted Holding Period, the Participant shall not require the Trustee to release or sell the Stock Options or Shares and other shares received subsequently following any realization of rights derived from Shares or Stock Options (including stock dividends) to the Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) payment has been rendered to the tax authorities of all taxes required to be paid upon the release and transfer of the shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company's corporate documents, the Plan, any applicable agreement and any applicable law. To avoid doubt such sale or release during the Restricted Holding Period will result in different tax ramifications under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Participant.

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4.5   In the event a stock dividend is declared on Shares which derive from Awards granted as 102 Trustee Grants, such dividend shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Stock Option or Shares with respect to which the dividend was declared.

4.6   If a Stock Option granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Participant. If such an Option is exercised after the Required Holding Period ends, the Shares issued upon such exercise shall, at the election of the Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Participant directly, provided that the Participant first complies with all applicable provisions of the Plan.

5.    Assignability

As long as Options or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.    Tax Consequences

6.1   Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. In addition, the Participant will be required to pay any amount which exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

6.2   With respect to Non-Trustee Grants, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.    Governing Law and Jurisdiction

Notwithstanding any other provision of the Plan, with respect to Participants subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.

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